Exhibit 24.1


                              KEYSPAN CORPORATION

                                POWER OF ATTORNEY



     WHEREAS, KeySpan Corporation, a New York corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K as prescribed by said Commission pursuant to said Act and the rules and regulations promulgated thereunder.

     NOW, THEREFORE, in my capacity either as a director or officer, or both as the case may be, of the Company, I do hereby appoint RONALD S. JENDRAS, GERALD LUTERMAN, JOHN J. BISHAR, JR. and MICHAEL J. TAUNTON, and each of them severally, as my attorneys-in-fact with power to execute in my name and place, and in my capacity as a director, officer, or both, as the case may be, of KeySpan Corporation, said Report, any amendment to said Report and any other documents required in connection therewith, and to file the same with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have executed this power of attorney this 6th day of March, 2003.





                                             /s/Robert B. Catell
                                             -------------------
                                             Robert B. Catell
                                             Chief Executive Officer and
                                             Chairman of the
                                             Board of Directors